UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2014

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Term Credit Agreement Amendment

On January 30, 2014, YRC Worldwide Inc. (the “Company”) entered into Amendment No. 5 to Amended and Restated Credit Agreement (the “Term Credit Agreement Amendment”), which amends its Amended and Restated Credit Agreement, dated as of July 22, 2011, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, National Association as administrative agent (as amended, modified or supplemented on or prior to the date hereof, the “Term Credit Agreement”).

The Term Credit Agreement Amendment, among other things: (a) waives the requirement that the Company pay down loans under the Term Credit Agreement with the net proceeds received under the stock purchase agreements dated as of December 22, 2013, as amended, that are described in the Company’s Form 8-K filed on December 23, 2013 (the “December 2013 Stock Purchase Agreements”); (b) permits payments, redemptions or defeasances of the 10% Series A Convertible Senior Secured Notes due 2015 and the 10% Series B Convertible Senior Secured Notes due 2015 with the net proceeds received under the December 2013 Stock Purchase Agreements or in exchange for equity under the exchange agreements dated as of December 22, 2013, as amended, that are described in the Company’s Form 8-K filed on December 23, 2013; (c) extends the deadline to repay, redeem or otherwise discharge or extend the 6% Convertible Senior Notes from February 1, 2014 to February 13, 2014; and (d) allows the Company to maintain the current minimum liquidity level of $50 million until February 14, 2014, instead of increasing to $100 million on February 1, 2014.

The foregoing description of the Term Credit Agreement Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Term Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment No. 5 to Amended and Restated Credit Agreement, by and among the Company, as borrower, JPMorgan Chase Bank, National Association, as administrative agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: February 5, 2014	By:	/s/ Stephanie D. Fisher
Stephanie D. Fisher
Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 5 to Amended and Restated Credit Agreement, by and among the Company, as borrower, JPMorgan Chase Bank, National Association, as administrative agent, and the lenders party thereto.

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